EXHIBIT 10.3

THIRD AMENDMENT AND LIMITED WAIVER (the "Third Amendment"), dated as of January 19, 2022, between ZIMMER BIOMET G.K. (the "Borrower") and SUMITOMO MITSUI BANKING CORPORATION (the "Bank"), to the JP¥21,300,000,000 TERM LOAN AGREEMENT dated as of September 22, 2017, as amended by the First Amendment and Limited Waiver dated as of February 25, 2020 and the Second Amendment dated as of April 28, 2020 (as heretofore amended, the "Agreement"), between the Borrower and the Bank.

W I T N E S S E T H

The Borrower and the Bank wish to amend the Agreement in certain respects.

The Borrower has requested that the Bank agree to waive the covenant in Section 8.03(c) of the Reference Agreement (as such term is defined in the Agreement before giving effect to this Third Amendment) to the extent that the covenant required the Borrower to deliver a certificate of a Financial Officer together with the financial statements delivered on June 30, 2021.

Unless otherwise defined in this Third Amendment, capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

Accordingly, in consideration of the premises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments.

(a)In Section 1.01 of the Agreement (captioned, "Defined Terms"), each of the terms "Letter of Guarantee" and "Reference Agreement" is hereby amended and restated in its entirety to read as follows:

"Letter of Guarantee" means the guarantee provided by the Guarantor in favor of the Bank in support of the Borrower's indebtedness hereunder and under the Note, to be delivered to the Bank pursuant to Section 3.01(b)(iii) as a condition to the making of the Loan.

"Reference Agreement" means the Five-Year Revolving Credit Agreement dated as of August 20, 2021 among Zimmer Biomet Holdings, Inc., the Lenders named therein, JPMorgan Chase Bank, N.A. as general administrative agent for the Lenders, a copy of which is attached hereto as Exhibit B, as such agreement is in effect on November 4, 2021 and as such agreement may be amended from time to time.

(b)Exhibit B to the Agreement is hereby deleted and replaced with the attachment to this Third Amendment marked as Exhibit B.

Section 2. Limited Waiver. The Bank hereby waives the covenant in Section 8.03(c) of the Reference Agreement (as such term is defined in the Agreement before giving effect to this Third Amendment), with retroactive effect as of June 30, 2021, to the extent that the covenant required the Borrower to deliver a certificate of a Financial Officer together with the financial statements delivered on June 30, 2021. Except as expressly provided herein, this Third Amendment shall not limit or otherwise adversely affect the rights of the Bank under the Agreement. The Bank reserves the right to insist on strict compliance with the terms of the Agreement, and the Borrower expressly acknowledges such reservation of rights. The execution of this Third Amendment will not, either alone or taken with other waivers of provisions of the Agreement, be deemed to create or be evidence of a course of conduct. Any future or additional waiver of any provision of the Agreement shall be effective only if set forth in a writing separate and distinct from this Third Amendment. Except as expressly provided herein, the Agreement shall remain in full force and effect, without further amendment or modification.

Section 3. Effectiveness. Conditioned on the truth and accuracy of the representations made in Section 4 hereof, this Third Amendment shall become effective as of the date hereof (except that the waiver granted in Section 2 will be deemed effective as of June 30, 2021) when the Bank shall have received a copy of this Third Amendment, duly executed by Borrower.

Section 4. Representations. The Borrower reaffirms the representations and warranties in the Agreement as made as of the date hereof and confirms that both before and after giving effect to this Third Amendment there is and will be no Event of Default under the Agreement. The Borrower makes the representations and warranties in the Agreement with respect to its execution and delivery as to the execution and delivery of this Third Amendment.

Section 5. Ratification. The Agreement shall remain in full force and effect in its original form, without novation, when this Third Amendment shall become effective, except as heretofore amended and as the Agreement is specifically amended by the terms of this Third Amendment.

Section 6. Cross-references. Upon the effectiveness of this Third Amendment, any reference to the Agreement shall mean the Agreement as amended hereby.

Section 7. Governing Law. This Third Amendment shall be considered an agreement under the laws in effect in the State of New York and for all purposes shall be construed in accordance with such laws without giving effect to the conflict of laws provisions contained therein.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

ZIMMER BIOMET G.K.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Executive Officer

SUMITOMO MITSUIBANKING CORPORATION

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Executive Officer